                          SCHEDULE 14A (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Rule 14a-11(c) or
                 Rule 14a-12

                           OMNI NUTRACEUTICALS, INC.
         -------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      N/A
         -------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act
           Rules 14a-6(i)(4) and 0-11.
           (1)     Title of each class of securities to which transaction
                   applies:
                   --------------------------------------------------------
           (2)     Aggregate number of securities to which transaction
                   applies:
                   --------------------------------------------------------
           (3)     Per unit price or other underlying value of transaction
                   computed pursuant to Exchange Act Rule 0-11 (Set forth
                   the amount on which the filing fee is calculated and
                   state how it was determined):
                   --------------------------------------------------------
           (4)     Proposed maximum aggregate value of transaction:
                   --------------------------------------------------------
           (5)     Total fee paid:
                   --------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.
           (1)     Amount Previously Paid:
                   --------------------------------------------------------
           (2)     Form, Schedule or Registration Statement No.:
                   --------------------------------------------------------
           (3)     Filing Party:
                   --------------------------------------------------------
           (4)     Date Filed:
                   --------------------------------------------------------

                                                                 PROXY STATEMENT

                           OMNI NUTRACEUTICALS, INC.

                                ----------------

                  NOTICE OF SPECIAL MEETING IN LIEU OF ANNUAL
                            MEETING OF SHAREHOLDERS

                             ---------------------

To the Shareholders of Omni Nutraceuticals, Inc.:

    Notice is hereby given that a Special Meeting in Lieu of Annual Meeting of the Shareholders of Omni Nutraceuticals, Inc., a Utah corporation ("Omni Nutraceuticals" or the "Company"), will be held on December 22, 1999, at 10:00 a.m., Pacific Standard Time, at the offices of the Company at 5310 Beethoven Street, Los Angeles, CA 90066, for the following purposes:

    1. To ratify an amendment to Article III of the Company's Bylaws eliminating Section 3.14 providing for an Executive Committee of the Board of Directors;

    2. To elect Mr. Santo P. Panzarella to the Board of Directors of Omni Nutraceuticals as a Class III director;

    3. To ratify amendments to the Long Term Stock Incentive Plan of Omni Nutraceuticals increasing the number of shares of Common Stock that may be awarded under the Plan to 4,500,000, including 1,000,000 shares that may be granted to non-employee directors;

    4. To ratify the selection of Arthur Anderson LLP, independent public accountants, as Omni Nutraceuticals' independent auditors for the fiscal year 1999; and

    5. To transact such other business as may properly come before the meeting and at any adjournment or postponement thereof.

    YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ABOVE PROPOSALS, EACH OF WHICH IS DESCRIBED IN MORE DETAIL IN THE ACCOMPANYING PROXY STATEMENT.

    ONLY SHAREHOLDERS OF RECORD AS OF THE CLOSE OF BUSINESS ON NOVEMBER 5, 1999 ARE ENTITLED TO NOTICE OF AND TO VOTE AT THE MEETING AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY, DATE AND SIGN IT, AND RETURN IT PROMPTLY IN THE STAMPED ENVELOPE WHICH IS INCLUDED WITH THESE MATERIALS. IN THE EVENT YOU DO ATTEND THE MEETING IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THE ATTENDANCE AT AND/OR VOTE OF EACH SHAREHOLDER AT THE MEETING ARE IMPORTANT, AND EACH SHAREHOLDER IS ENCOURAGED TO ATTEND OR SUBMIT A PROXY.

                                          By Order of the Board of Directors

                                          Corey Fischer, SECRETARY

Los Angeles, California
December 7, 1999

                                PROXY STATEMENT

                             ---------------------

                           OMNI NUTRACEUTICALS, INC.

                             5310 Beethoven Street
                             Los Angeles, CA 90066
                                 (310) 253-5305
                                December 7, 1999

                            ------------------------

                                  INTRODUCTION

    This Proxy Statement and the enclosed Proxy are furnished in connection with the solicitation of Proxies by the Board of Directors of Omni
Nutraceuticals, Inc., a Utah corporation ("Omni Nutraceuticals" or the "Company"), for use at the Special Meeting in Lieu of Annual Meeting of Shareholders ("Meeting") to be held on December 22, 1999 at 10:00 a.m. local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting in Lieu of Annual Meeting of Shareholders. The Meeting will be held at Omni Nutraceuticals' headquarters at 5310 Beethoven Street, Los Angeles, CA 90066.

    These Proxy solicitation materials are being mailed on or about December 7, 1999, to all shareholders of record as of the close of business on November 5, 1999, the record date, who are entitled to vote at the Meeting. Omni Nutraceuticals' 1998 Annual Report to Shareholders was previously mailed to Shareholders on or about August 15, 1999. Each share held on the record date entitles the registered holder to one vote at the Annual Meeting. As of November 5, 1999 there were 27,347,031 shares of Omni Nutraceuticals' common stock, par value $.01 per share ("Common Stock"), issued and outstanding.

    If the form of Proxy accompanying this Proxy Statement is properly executed, dated and returned to Omni Nutraceuticals, the shares represented by the Proxy will be voted at the Meeting in accordance with shareholder(s) directions. If the Proxy is signed and returned without any directions given, the shares will be voted in accordance with the recommendations of the Board of Directors as described in this Proxy Statement. Any shareholder giving a Proxy may revoke the Proxy, at any time before it is voted at the Meeting, by delivering a written notice of revocation to the Secretary of Omni Nutraceuticals, by submitting a subsequently executed and dated Proxy or by attending the Meeting and voting in person. Attendance at the Meeting by a shareholder who has given a Proxy will not have the effect of revoking it unless the shareholder gives written notice of revocation thereof before the Proxy is voted. The Chairman of the Meeting will announce the closing of the polls during the Meeting, and all Proxies must be received prior to the closing of the polls in order to be counted.

    The costs of the solicitation of Proxies will be borne by Omni Nutraceuticals. In addition to the use of the mail, Proxies may be solicited personally or by telephone or facsimile by officers, directors and regular employees of Omni Nutraceuticals without additional compensation. Omni Nutraceuticals may also request banks and brokers to solicit their customer(s) who have a beneficial interest in the Common Stock registered in the name of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

    The presence in person or by Proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting constitutes a quorum for the transaction of business.

                                   PROPOSAL 1

    At a meeting held on October 7, 1999, the Board of Directors adopted a resolution approving an amendment to Article III of Omni Nutraceuticals' Bylaws to delete therefrom Section 3.14 in its entirety.

    Section 3.14 of the Bylaws currently provides for a three person Executive Committee comprised of the Chairman of the Board, the President and Chief Executive Officer and the Class III director. The Committee has all the powers of the Board when it is not in session except for the power to: (i) adopt an annual budget for the Company; (ii) issue securities; (iii) sell a material portion of the Company's assets; (iv) change the business of the Company;
(v) review any indebtedness (other than ordinary trade payables);
(vi) authorize any business combination, recapitalization or reorganization of the Company; (vii) declare and pay dividends; (viii) amend the Company's Articles of Incorporation or Bylaws; or (ix) authorize any other matter which under applicable law is required to be determined by the Board.

    The Committee was first established in connection with the merger of Irwin Naturals with and into 4Health, Inc. which resulted in Mr. Klee Irwin, the resulting majority shareholder of the Company, becoming Chief Executive Officer. In light of his resignation as an officer of Omni Nutraceuticals and the overall small number of directors who comprise the Board, the Board unanimously determined that the Executive Committee no longer served any valid business purpose and, accordingly, should be abolished.

VOTE REQUIRED

    The affirmative votes cast by at least 80% of the shares of Common Stock issued and outstanding on the record date is required for approval of Proposal
1. Under the rules of the New York Stock Exchange, which are generally observed by brokers that are not members of such Exchange as well as those that are, brokers that hold shares in street or nominee names for a customer do not have the authority to vote on items such as the Proposal 1 when they have not received instructions from beneficial owners. Therefore, brokers that do not receive instruction from beneficial owners are not entitled to vote on the Proposal (a so-called "broker non-vote"). Accordingly, under Utah Law, a broker non-vote, as well as abstentions, while effective to establish a quorum, will have the same effect as a vote against the Proposal. Messrs. Duncan and Irwin, who on the record date owned 19,933,594 shares of Common Stock in the aggregate representing approximately 72.9% of the issued and outstanding shares, have indicated their intention to vote in favor of the Proposal.

                             THE BOARD OF DIRECTORS
                          RECOMMENDS THAT SHAREHOLDERS
                       VOTE "FOR" THE RATIFICATION OF THE
                            AMENDMENT TO THE BYLAWS.

                                   PROPOSAL 2
                             ELECTION OF DIRECTORS

    Pursuant to Omni Nutraceuticals' Articles of Incorporation, as amended, the Board of Directors is divided into three Classes, the terms of which expire successively over a three-year period. At each Annual Meeting of Shareholders, successors to directors whose terms expire at the Meeting are elected for three-year terms. Omni Nutraceuticals is the surviving corporation of the merger (the "Merger") of Irwin Naturals, a California corporation, with and into 4Health, Inc., a Utah corporation, effective June 30, 1998. During 1998, prior to the Merger, Omni Nutraceuticals' Board of Directors was comprised of R. Lindsey Duncan, Cheryl Wheeler, Rockwell D. Schutjer and Steven B. Beckman. Subsequent to the Merger, the Board of Directors of Omni Nutraceuticals was comprised of R. Lindsey Duncan, Klee Irwin, Jonathan Diamond, and Clarke Keough. Mr. Keough resigned effective June 30, 1999 and was replaced by James Jeffs. At a meeting of the Board of Directors on June 30, 1999, Mr. Louis Mancini was elected as a Class III director to fill an existing vacancy. Mr. Jeffs resigned as director effective July 15, 1999. At a meeting of the Board of Directors held on October 7, 1999, the vacancy created by Mr. Jeff's resignation was filled by Mr. Andrew Vollero. At the same meeting Mr. Louis Mancini resigned as a Class III director and the vacancy created by his resignation was filled by Mr. Santo
P. Panzarella. The terms of Mr. Jonathan

Diamond and Mr. Vollero, both Class II directors, ends at the Annual Meeting of Shareholders in 2000; the terms of Messrs. R. Lindsey Duncan and Klee Irwin, Class I directors, end at the Annual Meeting of Shareholders in 2001; and the term of Mr. Panzarella, currently the sole Class III director, ends at the Meeting. Mr. Panzarella is currently up for election at the Meeting to hold office until the Annual Meeting of Shareholders in 2002, and until his successor has been elected and has qualified.

    The Board of Directors recommends that the shareholders elect the nominee named below as the Class III director of Omni Nutraceuticals for a term expiring at the Annual Meeting of Shareholders in 2002 and until his successor has been elected and qualified. It is intended that the persons named as proxies in the enclosed form of Proxy will vote the Proxies received by them for the election of the nominee named below. The nominee has indicated a willingness to serve, but in case the nominee is not a candidate at the Annual Meeting, for reasons not presently known to Omni Nutraceuticals, the proxies named in the enclosed form of Proxy shall vote for a substitute nominee to be selected by the Class II directors.

                               CLASS III DIRECTOR

SANTO P. PANZARELLA
Age: 60

    Since 1984, Mr. Panzarella has been Chairman of St. Paul Capital, a private investment firm that has holdings in stocks, bonds and real estate.
Mr. Panzarella was the founder and President of Science Dynamics, a network computer service company in the healthcare field until its acquisition by McDonnell Douglas in 1984. Mr. Panzarella has served as board member of Science Dynamics Corporation, Entertainment Corporation of America, RKO Pictures, McDonnell Douglas Physicians Systems Inc. and Tactek (formerly RCA Land Mobile Communications, Inc.). Mr. Panzarella has a Master's Degree from California State University at Fullerton in electrical engineering.

IRWIN VOTING AGREEMENT

    Pursuant to an agreement entered into among the Company, Mr. and Mrs. Irwin, the majority shareholders of the Company, and Mr. R. Lindsey Duncan, Chairman of the Board and the second largest shareholder of the Company (the "Voting Agreement"), the parties agreed, among other matters, that Mr. Irwin will have the right to nominate one Class I and one Class II director and Mr. Duncan shall also have the right to nominate one Class I and one Class II director, for election to the Board, and such shareholders would then each vote for a nominee for Class III director nominated by the two Class II directors. The intent of their agreement was that the Board be comprised of a majority of non-employee directors (exclusive of Messrs. Duncan and Irwin). As part of the Voting Agreement, Mr. Irwin also agreed that until October 8, 2004, without Board approval, he would not seek to engage in a "change in control" transaction involving the Company (which is defined to be a transaction of a nature that would be required to be reported in response to item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended) and would not seek involvement in the management of the Company (other than as a director). Mr. Irwin also agreed that he would not seek to modify or terminate Mr. Duncan's employment agreement and would vote to re-elect
Mr. Duncan upon the expiration of his term as a Class I director. Correspondingly, Mr. Duncan agreed that he would vote his shares to re-elect
Mr. Irwin upon the expiration of his term as a Class I director. Finally, Mr. Irwin agreed that he would not seek to modify or terminate Mr. Mancini's (or such other person as Mr. Duncan may designate to take Mr. Mancini's place) employment agreement. See the discussion of the Company's existing employment agreements in the section entitled "Management and Executive Compensation in 1998--Employment Agreements and Severance Benefits."

    The intent of the Voting Agreement is to limit, until October 8, 2004, Mr. Irwin's absolute ability, as the majority shareholder, to control the Company, by insuring some measure of independent management of the Company. Mr. Panzarella was nominated by Messrs. Vollero and Diamond, the Company's Class II directors, in accordance with the terms of the Voting Agreement.

VOTE REQUIRED

    The affirmative vote of a majority of the votes cast at the Meeting is required for the election of the above-named nominee as a director. Abstentions and broker non-votes will not be included in determining the number of votes cast. Messrs. Duncan and Irwin have both agreed to vote their respective shares favor of the nominee.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                          THE ELECTION OF THE NOMINEE

CONTINUING DIRECTORS

    The terms of the following directors of Omni Nutraceuticals do not expire at the 1999 Annual Meeting of the Shareholders. The following information is provided for informational purposes.

                               CLASS I DIRECTORS

R. LINDSEY DUNCAN
Age: 37

    Mr. Duncan has been its Chairman of the Board and director of Omni Nutraceuticals since 1993 and is a naturopathic doctor (N.D.) and a nutritionist certified by the National Institute of Nutritional Education (C.N.). Since the mid-1980s, he has owned, operated, and been the principal nutritionist of the Home Nutrition Clinic, Santa Monica, California. In 1988, Mr. Duncan began formulating his own nutritional supplements and in 1993, organized 4health, Inc., a California corporation and a predecessor of Omni Nutraceuticals.
Mr. Duncan is a member of the National Nutritional Foods Association, the American Herbal Products Association, and the Herb Research Foundation and was a finalist in Ernst & Young's national "1996 Entrepreneur of the Year."
Mr. Duncan makes numerous appearances on prime time national and regional television and radio programs such as ABC, CBS, NBC, CNN, CNBC, and more. He is regularly featured in national and international magazines.

KLEE IRWIN
Age: 34

    Mr. Irwin served as the President and Chief Executive Officer of Omni Nutraceuticals from June 30, 1998 until April 20, 1999. Prior to June 30, 1998, Mr. Irwin served as the President and Chief Executive Officer of Irwin Naturals, which he founded in 1995. Prior to his involvement in Irwin Naturals, beginning in 1989, Mr. Irwin served as a vice president of sales and marketing and general manager of Helsneva Labs, a division of Pantron I Corp., a privately held consumer products company. Mr. Irwin is currently the Chief Executive Officer and a Director of HealthZone.com, the Company's e-commerce subsidiary.

                               CLASS II DIRECTORS

JONATHAN V. DIAMOND
Age: 41

    Jonathan Diamond has served as the Chairman and Managing Partner of J. Diamond Group, L.P., a media and entertainment investment partnership from January 1993 through June 1995, and as Vice Chairman of N2K Inc., a media and entertainment company from June 1995 to March 1999. Mr. Diamond is currently Chairman of CDNow, a media and entertainment company and a successor by way of merger of N2K Inc., a position he has held since March 1999.

ANDREW VOLLERO, JR.
AGE: 63

    Mr. Vollero is an independent general management consultant and private investor specializing in the small business area since 1970. During that period, Mr. Vollero has worked with over 100 companies, mostly privately held and in non-high tech industries. Since 1994, Mr. Vollero has served as a Board member of AC International, A.C. Vroman, Inc., Vroman Real Estate Ventures, Magnum Air and Rahn Industries. Mr. Vollero is a graduate of Yale and Harvard Business School.

                                   PROPOSAL 3
                            AMENDMENTS TO THE LTSIP

    The Board has approved amendments to Omni Nutraceuticals' Long Term Stock Incentive Plan (the "LTSIP") (i) to increase the number of shares of Common Stock issuable under the LTSIP, (ii) to increase the allotment of those shares authorized for issuance in connection with awards to directors, including non-employee directors, and (iii) to increase and amend the terms of the one-time stock option grants to new in-coming non-employee directors.

    Omni Nutraceuticals' long-term success depends upon its ability to attract, retain and encourage dedicated, competent and resourceful key employees and persons willing to serve as directors of the Company. To further these goals, the Board of Surgical Technologies, Inc. (a predecessor of the Company) adopted and the shareholders approved the LTSIP on March 8, 1996. The purpose of the LTSIP is to direct the attention and efforts of participating employees to the long-term performance of Omni Nutraceuticals and its subsidiaries, by relating incentive compensation to the achievement of long-term corporate economic objectives.

PROPOSED AMENDMENTS

    Currently, the total number of shares of Common Stock authorized for issuance under the LTSIP is 1,625,000. As of November 17, 1999, 1,625,000 shares of Common Stock had been granted in connection with either options or other awards under the LTSIP and no shares remained available for grant. The proposed amendments (collectively, the "Proposed Amendment") would increase the number of shares of Common Stock authorized for issuance under the LTSIP by 2,875,000 shares from 1,625,000 to 4,500,000 and proportionally increase the allotment of those shares authorized for issuance in connection with awards to directors from 1,225,000 to 3,392,308, of which a maximum of 1,000,000 will be available for award to non-employee directors.

    Under the LTSIP, shares of Common Stock and options to purchase such shares, which are tendered in connection with the exercise of options to purchase Common Stock, would be available for issuance under new awards. If any shares issued as restricted stock or otherwise subject to forfeiture rights are reacquired by Omni Nutraceuticals pursuant to such rights, or if any award is canceled, terminates or expires unexercised, any shares of Common Stock that would otherwise have been issuable pursuant thereto also will be available for issuance under new awards.

SUMMARY OF LTSIP

    The following is a description of the principal additional features of the LTSIP, as amended. This description is qualified in its entirety by reference to the LTSIP, as proposed to be amended, a copy of which is attached as Exhibit A to the Proxy statement.

    The LTSIP authorizes the LTSIP Administration Committee to grant incentive stock options ("ISO") and non-qualified stock options ("NSOs"), including reload options ("ROs") (i.e., the granting of additional options, where an employee exercises an option with previously owned stock, covering the number of shares tendered as part of the exercise price), restricted stock awards ("RSAs") (i.e., stock awarded to an employee that is subject to forfeiture in the event of a premature termination of employment, failure of Omni Nutraceuticals to meet certain performance objectives, or other conditions), performance units ("PUs") (i.e., share-denominated units credited to the employee's account for delivery or cash-out at some future date based upon performance criteria to be determined by the LTSIP Administration Committee), and "tax withholding" (i.e., where the employee has the option of having Omni Nutraceuticals withhold shares on exercise of an award to satisfy tax withholding requirements).

    The LTSIP also provides for one-time grants of NSO's covering 5,000 shares to non-employee directors, upon taking office, vesting one-half upon completion of one year of service and one-half upon the completion of two years of service, exercisable at 100% of the fair market value of the Common Stock on the date of grant.

    The LTSIP Administration Committee develops administration guidelines from time to time, which define eligibility criteria, the types of awards to employees, and the value of such awards. Specific terms of each award, including minimum performance criteria, which must be met to receive payment, will be provided in individual award agreements granted each award recipient. Key employees and other individuals who the LTSIP Administration Committee deems may provide a valuable contribution to the success of Omni Nutraceuticals and its affiliates will be eligible to participate under the LTSIP. Award agreements will also contain change-in-control provisions.

    Under the LTSIP, the LTSIP Administration Committee shall determine the option price of all NSOs and ISOs; provided, however, in the case of ISOs, the option price shall not be less than the fair market value of the Common Stock on the date of grant. Such "fair market value" is the average of the high and low prices of a share of the Common Stock traded on the relevant date, as reported on a national securities exchange or an automated quotation system on which Common Stock is then traded, or, in the event such Common Stock is not listed on an exchange or quoted on an automated quotation system, the average of the highest bid and the lowest asked price quoted by a member firm of the National Association of Securities Dealers, Inc.

FEDERAL INCOME TAX EFFECTS

    The following is a general summary of the principal federal income tax effects under current law to LTSIP award recipients and Omni Nutraceuticals in connection with the various awards which may be granted with respect to such awards.

    1. An NSO (including for this purpose, an RO), is a right to purchase a specified number of shares of Common Stock at a fixed option price over a specified period of time. An optionee will realize no income for federal income tax purposes upon grant of an NSO under the LTSIP, but will recognize income upon the exercise of the NSO in an amount equal to the excess of the fair market value of the shares received upon exercise over the option price of such shares. Omni Nutraceuticals will be entitled to a deduction for federal income tax purposes in the same year as, and in an amount equal to, the income recognized by the optionee. The optionee's adjusted basis for the shares of Common Stock received upon exercise will be the fair market value on the date of exercise.

    2. An ISO is a right to purchase a fixed option price, over a period not to exceed 10 years, a specified number of shares of Common Stock that complies with section 422A of the Code. An optionee who receives an ISO under the LTSIP will recognize no income for federal income tax purposes upon either the grant or the exercise of the ISO. Income will be taxable to the optionee upon the sale of the shares acquired. In general, the adjusted basis for the shares of Common Stock received upon exercise will be the option price paid with respect to such shares. Omni Nutraceuticals will not be entitled to a deduction upon the exercise of an ISO. However, if the shares are sold within a period which is before the later of two years from the date of the grant of the ISO or one year from the date of exercise, the optionee will recognize compensation income in an amount equal to the lesser of the excess of the fair market value on the date of exercise over the option exercise price, or the excess of the price received upon sale over the option exercise price, and the Omni Nutraceuticals would be entitled to corresponding deduction. The amount by which the fair market value of the shares of Common Stock received upon the exercise of an ISO exceeds the exercise price is an item of tax adjustment under the Code and is therefore included in the alternative minimum taxable income.

    3. An RSA is Common Stock that is transferred subject to risk forfeiture under certain circumstances and restrictions on transfer of ownership. RSAs may be made with or without cash payment by the employees. An employee who receives a grant of restricted stock who does not elect to be taxed at the time of grant will not recognize income upon an award of shares of Common Stock, and Omni Nutraceuticals will not be entitled to a deduction until the termination of the restrictions. Upon such termination, the employee will recognize ordinary income in an amount equal to the fair market value of the Common Stock at that time (less any amount paid by the employee for such shares), and Omni Nutraceuticals will be entitled to a deduction in the same amount. However the employee may elect to recognize ordinary income in the year the restricted stock is granted in amount equal to the fair market value of the shares at that time, determined without regard to the restrictions. In that event, Omni Nutraceuticals will be entitled to a deduction in such year and in the same amount. Any gain or loss recognized by the employee upon subsequent disposition of the stock would be capital in nature.

    4. A PU is a promise by the Omni Nutraceuticals to make payment to the employee contingent upon the achievement of one or more performance targets. PUs are payable in cash or shares of Common Stock. For PUs, cash plus the fair market value of any Common Stock received as payment under the LTSIP will be considered ordinary income to the employee in the year in which paid, and Omni Nutraceuticals will be entitled to a deduction in the same year and in the same amount.

    The foregoing summary of the proposed LTSIP is qualified in its entirety by reference to the specific provisions of the LTSIP, the full text of which, as proposed to be amended, is set forth as Exhibit A hereto.

CONDITIONAL GRANTS OF OPTIONS

    A total of 2,498,000 ISOs and NSOs have been granted in 1998 and 1999 to the following persons in the following amounts, conditional upon a receipt of shareholder approval of the Proposed Amendment: R. Lindsey Duncan (600,000 shares); Louis Mancini (1,600,000 shares) and other employees (348,000 shares). The options are ten-year options and have exercise prices ranging from $2.00 per share to $6.50 per share, subject to adjustment.

VOTE REQUIRED

    The affirmative vote of a majority of the shares of Common Stock outstanding on the record date is required for the approval of the Proposed Amendment. Broker non-votes, as well as abstentions, while effective to establish a quorum, will have the same effect as a vote against the Proposal. Pursuant to the Voting Agreement, Messrs. Duncan and Irwin will vote in favor of the Proposed Amendment.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                      THE PROPOSED AMENDMENT TO THE LTSIP

                                   PROPOSAL 4
            RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors, acting upon the recommendation of the Audit Committee, has appointed the firm of Arthur Andersen, LLP, independent public accountants, as independent auditors to make an examination of the accounts of Omni Nutraceuticals for fiscal year 1999. Arthur Andersen, LLP has audited the accounts and records of Omni Nutraceuticals since 1997.

    It is anticipated that a representative of Arthur Andersen, LLP will be in attendance at the Meeting in order to answer appropriate questions from the shareholders and, if they so desire, to make a statement to the shareholders.

    Ratification of this appointment requires that the number of votes cast in favor of ratification exceed the number of votes cast opposing ratification. Only votes cast for or against ratification will be counted. Abstentions and broker non-votes will not change the number of votes cast for or against the proposal.

                     THE BOARD OF DIRECTORS RECOMMENDS THAT
                    SHAREHOLDERS VOTE "FOR" THE RATIFICATION
                OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS.

          SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT
                             OF OMNI NUTRACEUTICALS

    The following table includes information as of November 17, 1999 concerning the beneficial ownership of the holdings of Common Stock by (i) all persons who are known by Omni Nutraceuticals to hold five percent or more of the outstanding shares of Common Stock, (ii) each of the directors of Omni Nutraceuticals, (iii) each executive officer of Omni Nutraceuticals, and (iv) all directors and executive officers of Omni Nutraceuticals as a group. Except as otherwise indicated, all shares are owned directly, and the persons named in the table have sole voting and investing power with respect to shares shown as beneficially owned by them.

                                                         SHARES OWNED
NAME AND ADDRESS OF BENEFICIAL OWNER                     BENEFICIALLY   PERCENT
------------------------------------                     ------------   --------
PRINCIPAL SHAREHOLDERS
R. Lindsey Duncan......................................  20,936,623      72.2%
  5310 Beethoven Street
  Los Angeles, CA 90066 (1)(2)
Klee and Margareth Irwin...............................  20,936,623      72.2%
  7825 Veragua Drive
  Playa del Ray, CA 90293 (3)

DIRECTORS AND EXECUTIVE OFFICERS
R. Lindsey Duncan(5) ..................................   See Above
Klee Irwin (5)(6) .....................................   See Above
Jonathan V. Diamond(2) ................................      42,500       *
Andrew Vollero(4) .....................................          --         --
Santo P. Panzarella(4) ................................          --         --
Louis Mancini (2)(7) ..................................     600,000       2.1%
All officers and directors as a group (7 people).......  21,579,123      74.4%

------------------------

    *   Less than 1%

    (1) Includes 405,439 shares of Common Stock owned by Cheryl Duncan,
       Mr. Duncan's wife and 14,341,941 shares of Common Stock owned by Mr. and Mrs Klee Irwin. Mr. Duncan disclaims ownership of such shares. See "Proposal 2--Irwin Voting Agreement".

    (2) Includes options which are presently exercisable.

    (3) Includes 6,594,682 shares of Common Stock owned by R. Lindsey Duncan. Mr. and Mrs. Irwin disclaim ownership of such shares. See "Proposal 2--Irwin Voting Agreement".

    (4) Became a director of Omni Nutraceuticals effective October 8, 1999.

    (5) Served as an executive officer of Omni Nutraceuticals during 1998 and appears in the Summary Compensation Table.

    (6) Resigned as an officer of Omni Nutraceuticals effective April 20, 1998.

    (7) Became Chief Operating Officer on October 19, 1998 and Chief Executive Officer on April 21, 1999. Resigned as a director effective October 8, 1999.

                 MANAGEMENT AND EXECUTIVE COMPENSATION IN 1998

MANAGEMENT OF OMNI NUTRACEUTICALS

    During 1998, prior to the Merger, Omni Nutraceuticals' Board of Directors was comprised of R. Lindsey Duncan, Cheryl Wheeler, Rockwell D. Schutjer and Steven B. Beckman. Subsequent to the Merger, the Board of Directors of Omni Nutraceuticals was comprised of R. Lindsey Duncan, Klee Irwin, Jonathan Diamond, and Clark Keogh, who resigned on June 30, 1998. He was replaced by James Jeffs, who resigned effective July 15,1999. On June 30, 1999 Mr. Louis Mancini was elected as a Class III director filling an existing vacancy. On October 7, 1999 (effective October 8, 1999), Mr. Vollero was elected to fill the vacancy created by Mr. Jeff's resignation. On the same day Mr. Mancini resigned as a Class III director and Mr. Santo P. Panzarella was elected to fill vacancy created thereby. The Board of Directors met six (6) times during 1998 for regular Board of Directors Meetings. All directors attended 100% of the aggregate of (i) the total number of Meetings of the Board of Directors held while they were members and (ii) the total number of Meetings held by all Committees of the Board of Directors on which they served as members. In addition, on several occasions, the Board of Directors gave their unanimous written consent on issues involving normal corporate business. The Board of Directors has three standing committees, the Audit Committee, the Compensation Committee, and the Long-Term Stock Incentive Plan Administration Committee ("LTSIP Administration Committee"). During 1998, the Audit Committee and the LTSIP Administration Committee were composed of Messrs. Crosland and Beckman prior to the Merger and Messrs. Diamond and Jeffs thereafter. The Audit Committee did not meet during 1998, the functions of such committee being performed by the Board of Directors as a whole. The LTSIP Administration Committee met throughout 1998 as needed to grant stock options. The LTSIP Administration Committee is responsible for overseeing Omni Nutraceuticals' Long-Term Stock Incentive Plan (the "LTSIP") including, subject to the express terms of the LTSIP, making awards, interpreting the LTSIP, amending and rescinding rules and other duties related to the proper implementation of the LTSIP. During 1998, the Compensation Committee was composed of Messrs. Duncan and Irwin. The Compensation Committee met once in 1998. The primary responsibility of the Compensation Committee is to establish and review the compensation policies of Omni Nutraceuticals, including those for executives. During 1998, Omni Nutraceuticals did not have a nominating committee, the functions of such a committee being performed by the Board of Directors as a whole.

    The LTSIP currently provides that upon assuming office, each non-employee director will be granted a non-qualified option to acquire 5,000 shares of Common Stock at an exercise price equal to 100% of the fair market value on the date of grant. One-half of the grant will become exercisable upon completion of one year of service as a director and the remaining balance upon completion of two years of service as a director. All options have a five-year expiration term. In addition, Mr. Mancini has been granted at various times since October 18, 1998, a total of 1,600,000 options, exercisable at prices ranging from $2.50 to $6.00 per share and vesting at various times over the next four years.

    On June 30, 1998, Messrs. Diamond and Jeffs each received 5,000 options exercisable at $6.94 per share. In addition, Messrs. Diamond and Jeffs were granted by the Board options to purchase additional 20,000 shares each upon becoming directors. Half of these shares were vested on June 30, 1999 and the other half will be vested on June 30, 2000. Messrs. Jeffs and Diamond were each granted options to acquire a further 150,000 shares of Common Stock, on June 30, 1999, exercisable at prices ranging from $2.50 to $6.50 per shares. All of Mr. Jeff's options expired unexercised upon Mr. Jeff's resignation as a director.

    All of Mr. Irwin's options expired unexercised on July 20, 1999, in accordance with the provisions of the LTSIP, in connection with his resignation as an employee of the Company.

    Messrs. Vollero and Panzarella will each be entitled to receive 5,000 options under the LTSIP.

    Directors do not receive compensation for attending Meetings of the Board of Directors. Directors are reimbursed for their reasonable travel and lodging expenses incurred attending Meetings.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table shows, for the year ending December 31, 1998, the cash compensation paid by Omni Nutraceuticals, as well as certain other compensation paid or accrued for the year, to R. Lindsey Duncan, Omni Nutraceuticals' Chairman of the Board, Klee Irwin, Omni Nutraceuticals' President and Chief Executive Officer from July 1, 1998 until April 20, 1999 and Rockwell Schutjer, the former Manager of the Surgical Technologies division whose employment was terminated on July 15, 1999 (the "Named Individuals"). No other executive received total cash compensation exceeding $100,000 during 1998.

                              SUMMARY COMPENSATION

                                                                                   LONG TERM COMPENSATION
                                                                             ----------------------------------
                                            ANNUAL COMPENSATION                AWARDS                  PAYOUTS
                                 -----------------------------------------   ----------                --------
                                                                             RESTRICTED   SECURITIES                  ALL
                                                                               STOCK      UNDERLYING     LTIP        OTHER
NAME AND POSITION                  YEAR      SALARY     BONUS      OTHER       AWARD       OPTIONS     PAYOUTS    COMPENSATION
-----------------                --------   --------   --------   --------   ----------   ----------   --------   ------------
R. Lindsey Duncan, Chairman of
  the Board....................   1998      $192,219      $0         $0          $0          50,000       $0           $0
                                  1997       150,000       0          0           0         401,252        0            0
                                  1996       150,000       0          0           0         331,034        0            0
Klee Irwin, President and Chief
  Executive Officer(1) ........   1998      $455,000       0          0           0          50,000        0            0
                                  1997             0       0          0           0               0        0            0
                                  1996             0       0          0           0               0        0            0
Rockwell Schutjer, Manager,
  Surgical Technologies(1) ....   1998      $122,163       0          0           0               0        0            0
                                  1997        80,000       0          0           0               0        0            0
                                  1996        80,000       0          0           0         132,500        0            0

------------------------

(1) Mr. Irwin's employment ceased on April 20, 1999, and his options have expired unexercised. Mr. Schutjer's employment with Omni Nutraceuticals ceased on July 15, 1999. Mr. Schutjer's options have expired unexercised.

OPTION GRANTS

    The following table presents information with respect to the Named Individuals concerning the exercise of options during 1998 and unexercised options held as of December 31, 1998.

                            INDIVIDUAL GRANTS
                       ---------------------------
                                       PERCENT OF                                         POTENTIAL REALIZABLE VALUE
                        NUMBER OF        TOTAL                                            AT ASSUMED ANNUAL RATES OF
                        SECURITIES    OPTIONS/SARS               STOCK                   STOCK PRICE APPRECIATION FOR
                        UNDERLYING     GRANTED TO               PRICE ON                         OPTION TERM
                       OPTIONS/SARS   EMPLOYEES IN   EXERCISE    GRANT     EXPIRATION   ------------------------------
                         GRANTED      FISCAL YEAR     PRICE       DATE        DATE         0%         5%        10%
                       ------------   ------------   --------   --------   ----------   --------   --------   --------
R. Lindsey
  Duncan(1) .........     50,000            3%       $6.9375     $7.06      06/30/03     $6,125    $126,054   $278,361

K. Irwin(2) .........     50,000            3%        6.9375     $7.06      06/30/03     $6,125    $126,054   $178,361

------------------------

(1) Mr. Duncan's options were cancelled on April 23, 1999.

(2) Mr. Irwin's options expired unexercised on July 20, 1999.

OPTION EXERCISES AND HOLDINGS

    The following table presents information with respect to the Named Individuals concerning the exercise of options during 1998 and unexercised options held as of November 17, 1999:

             AGGREGATED OPTION EXERCISES AND YEAR END OPTION VALUES

                                                                                          VALUE OF UNEXERCISED
                                                           NUMBER OF UNEXERCISED         IN-THE-MONEY OPTIONS AT
                                                        OPTIONS AT OCTOBER 15, 1999        OCTOBER 15, 1999(1)
                              SHARES         VALUE      ----------------------------   ---------------------------
          NAME             EXERCISED(#)   REALIZED($)   EXERCISABLE    UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-------------------------  ------------   -----------   ------------   -------------   -----------   -------------
R. Lindsey Duncan........        0            $0         1,003,029        33,334            $0             $0

Klee Irwin(2) ...........        0            $0                 0             0            $0             $0

------------------------

(1) Based on the closing market price of $1.94 per share for Common Stock as of November 17, 1999.

(2) Mr. Irwin resigned his position as President and Chief Executive Officer of Omni Nutraceuticals on April 20, 1999. All his exercisable options have expired unexercised.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    R. Lindsey Duncan, Chairman of the Board, and Klee Irwin, the former President and Chief Executive Officer, of Omni Nutraceuticals, each served on the Compensation Committee of the Board of Directors during 1998. There were no Compensation Committee interlocks between the Company and any other entity during the fiscal year ended December 31, 1998.

REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors has responsibility for making recommendations regarding compensation policy for Omni Nutraceuticals, including executives. The Compensation Committee's overall goal is to provide a strong link among shareholder value, company performance, and executive compensation. An additional goal is to promote long-term growth and development for Omni Nutraceuticals by attracting and retaining qualified and talented executives. The following report shall not be deemed incorporated by reference into any filing under the Securities Exchange Act of 1933 or the Securities Exchange Act of 1934.

    Omni Nutraceuticals uses various compensation surveys, including industry and regional specific surveys, to develop its compensation strategy and plans. The Compensation Committee also refers to such surveys for executive compensation, including that of the Chairman of the Board and Chief Executive Officer.

    There is no set policy for adjusting base salary or bonuses subsequent to initial employment. Such adjustments in the past have occurred due to changes in job skills, performance, and competitive salary information.

    Omni Nutraceuticals' current stock option plan includes executives, managers and key employees. Stock options are granted periodically by the LTSIP Administration Committee of the Board of Directors. The Long-Term Stock Incentive Plan allows the grant of options, both incentive and non-qualified. Historically, the LTSIP Administration Committee has granted non-qualified options. For executives, the options are usually granted with one fourth vesting after each year of service with Omni Nutraceuticals. Pricing of the options generally begins at the fair market price on the date of grant for the options vested after one year and increases $1.00 per share for each additional year of service.

    The compensation of Mr. Irwin, Chief Executive Officer of Omni Nutraceuticals' executives and senior officers for 1998 is shown in the Summary Compensation table. The Compensation Committee believes that Mr. Duncan's and Mr. Irwin's compensation adequately reflects their performance as Omni Nutraceuticals' Chairman of the Board and President and Chief Executive Officer, respectively.

    The Compensation Committee has reviewed Omni Nutraceuticals' compensation plans with regard to the deduction limitations under the Omnibus Budget Reconciliation Act of 1993 (the "Act") and the final regulations interpreting the Act which have recently been adopted by the Internal Revenue Service and the Department of the Treasury. Based on this review, the Committee has determined that Omni Nutraceuticals' LTSIP, as previously approved by shareholders, meets the requirements for deductibility under the Act. The Committee believes that no tax deduction will be lost as a result of Section 162(m) on compensation paid to Company executives in 1998. The Committee may authorize compensation in the future that results in amounts above the limit if it determines that such compensation is in the best interests of the Company. In addition, the limitation may affect future grants of stock options.

                                          R. Lindsey Duncan
                                          Klee Irwin
                                          MEMBERS OF THE COMPENSATION COMMITTEE

EMPLOYMENT AGREEMENTS AND SEVERANCE BENEFITS

    Upon the consummation of the Merger, both Mr. R. Lindsey Duncan and Mr. Klee Irwin entered into substantially similar three-year employment agreements with Omni Nutraceuticals. Mr. Duncan is employed as Chairman of the Board and as a member of the Executive Committee with all duties and responsibilities normally associated with this position. Mr. Irwin was employed as the Chief Executive Officer and as a member of the Executive Committee with all duties and responsibilities normally associated with this position until April 20, 1999. On that date, Mr. Irwin resigned, as Chief Executive Officer of Omni Nutraceuticals and his employment agreement was terminated effective April 20, 1999. In connection with his resignation the Board of Directors appointed him as Chief Executive Officer of HealthZone.com, the Company's wholly owned e-commence subsidiary ("HealthZone"). In October of 1998 (as revised in June
1999), Omni Nutraceuticals entered into an agreement to hire Mr. Louis Mancini as President and Chief Operating Officer and, subsequently, Chief Executive Officer.

    These employment agreements provide for: (i) annual salaries of $225,000, and $300,000 for Messrs. Duncan and Mancini, respectively; (ii) the right for Mr. Duncan to receive an annual bonus equal to 2% of the consolidated earnings before income taxes in excess of $6,000,000 and the right for Mr. Mancini to receive an annual bonus of 2% of earnings before depreciation, interest, individual taxes and amortization above six (6), eight (8), twelve (12) and fourteen (14) million dollars for the years 1999-2002, respectively; and
(iii) the right to participate in all retirement and welfare, benefit, fringe, perquisite and other plans and programs applicable generally to other key executives in effect at any time. In addition, all the above are entitled to reimbursement for their reasonable business expenses.

    Under his terminated employment agreement Mr. Irwin received an annual salary of $350,000 and the right to the same annual bonus and to participate in the same retirement and welfare, benefit, fringe, perquisite and other plans and programs as Mr. Duncan. See "Irwin Settlement Agreement" below.

RELATED PARTY TRANSACTIONS

    From January 1, 1997 through June 30, 1998, Omni Nutraceuticals made distributions totaling $1,682,000 ($579,000 in 1997 and $1,103,000 in 1998) to
Mr. and Mrs. Irwin, the S Corporation shareholders of Irwin Naturals. These distributions were for tax liabilities to be paid by the S Corporation shareholders attributable to their respective S Corporation income. See "Irwin Settlement Agreement" below.

    As of September 30, 1999, Omni Nutraceuticals has receivables from its Chief Executive Officer and former Chief Executive Officer in the amounts of $219,000 and $330,000, respectively. The loan to the former Chief Executive Officer bears interest at 8% per annum and is payable on demand. The loan to the Chief Executive Officer bears interest at a rate of 8% per annum and the principal and interest is to be forgiven based on continued employment at the rate of 50 percent at December 1999 and the remaining 50 percent at December 31, 2000, otherwise the balance of such loan is payable in full upon termination of employment prior to such target dates.

    In June and October 1998, Omni Nutraceuticals entered into the above-described employment agreements with the Chairman of the Board and its current President and Chief Executive Officer.

IRWIN SETTLEMENT AGREEMENT

    On October 8, 1999, the Company and Mr. Klee Irwin entered into a settlement agreement (the "Settlement Agreement") in order to resolve certain mutual claims that had arisen between the Company and Mr. Irwin. Among the principal terms of the settlement were the following:

    - The Company agreed to provide Mr. Irwin with the following severance benefits: (a) a monthly payment in the same amount that he received under his former employment agreement, for the period commencing October 1, 1999 until the earlier of (i) April 16, 2000 or (ii) the sale, merger, bankruptcy or other transaction involving HealthZone which results in HealthZone being capitalized at more than $1,700,000; (b) continued coverage for Mr. Irwin and members of his immediate family under the Company's health insurance plans, and (c) the continued provision of an automobile until November 22, 1999.

    - Mr. Irwin agreed to assume the defense of a claim asserted by the former shareholders of Health & Vitamin Express, Inc. ("HVE"), a company acquired by HealthZone in February 1999, and in connection therewith agreed to indemnify the Company from any uninsured liability associated therewith except that the Company agreed, upon Mr. Irwin's written instructions, to issue up to 363,636 shares of common stock to the former HVE shareholders in settlement of their claim.

    - Mr. Irwin agreed to reimburse the Company for any excess tax payments made on his and his wife's behalf since October 17, 1997 attributable to all periods prior to the merger of Irwin Naturals with and into 4Health, Inc.

    - Mr. Irwin agreed to fund substantially all the net operating losses of HealthZone pending its spin-off or sale by means of purchases of shares of HealthZone common stock at a price per share based upon a base valuation (as adjusted) for HealthZone of $3,500,000, until at least $280,000 in aggregate common stock purchases have been made, after which such price per share shall be based upon the greater of such base valuation (as adjusted) or HealthZone's then market value.

    - Mr. Irwin agreed that he would guarantee a market value for the Company's ownership interest in HealthZone of $2.3 million as of one year after a spin-off of HealthZone or October 8, 2001, and further agreed that he would place in escrow 1,022,222 shares of his common stock as security for such guarantee at such time as the Company first filed a registration statement with the Securities and Exchange Commission relating to the proposed spin-off of HealthZone.

    - The Company, HealthZone and Mr. Irwin entered into a Tax Allocation and Indemnification Agreement pursuant to which the Company and HealthZone allocated certain tax liabilities and attributes between themselves and HealthZone indemnified the Company for any liability associated with the spin-off not qualifying as a tax free transaction under Section 355 of the Internal Revenue Code of 1986, as amended, with Mr. Irwin guaranteeing HealthZone's indemnification obligation in the event of its bankruptcy.

    - The Company and Mr. Irwin issued mutual releases and indemnified each other against certain claims. As security for his indemnification obligations Mr. Irwin placed in escrow with Wells Fargo Bank 1,000,000 shares of his common stock, 500,000 shares of which would be released on December 31, 1999 (in the absence of any claims for indemnification asserted by the Company) and the balance would be released on March 31, 2000 (in the absence of any claims for indemnification asserted by the Company).

    - The Company granted Mr. Irwin a "call" option on the Company's shares of HealthZone for the greater of $2.3 million or HealthZone's market value commencing March 31, 2000 if the spin-off is not consummated before then.

    - Mr. Irwin granted the Company a "put" option on its shares of HealthZone for $2.3 million commencing June 1, 2000 if the spin-off is not consummated before then or the Company's shares of HealthZone are not sold for at least $2,300,000.

    - The Company agreed to bear the first $100,000 in expenses incurred by the Company attributable to the spin-off and HealthZone agreed to bear all documented and reasonable costs and expenses incurred by the Company in excess of such $100,000, payment of such excess costs to be personally guaranteed by Mr. Irwin.

    - In connection with the Settlement Agreement, Mr. and Mrs. Irwin,
      Mr. Duncan and the Company entered into a Voting Agreement described in "Irwin Voting Agreement" above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Pursuant to Section 16(a) of the Securities Exchange Act of 1934, and related regulations of the Securities and Exchange Commission, executive officers, directors and 10% shareholders of Omni Nutraceuticals are required to file reports on Form 3, 4 and 5 of their beneficial holdings and transactions in the Common Stock. Based solely on the Company's review of the copies of their reports received and written representations from such persons who did not file an annual report with the Securities and Exchange Commission (Form 5) that no annual report was due, the Company believes that during 1998, all such reports were filed in a timely manner.

STOCK PERFORMANCE

    The graph below presents a comparison of the cumulative shareholder return of the Common Stock over the period July 17, 1996 to December 31, 1998 with the cumulative total return over the same period for The Nasdaq Stock Market - U.S. Companies Total Return Index and a peer group represented by the Nasdaq Pharmaceutical Stocks Total return Index (SIC code 283). Both indexes were prepared for Nasdaq by the Center for Research in Security Prices. The graph below compares the cumulative total return of the Common Stock over the July 17, 1996 to December 31, 1998 period assuming a $100 investment on
July 17, 1996 and assuming reinvestment of all dividends. The Common Stock commenced trading on the Nasdaq National Market tier of The Nasdaq Stock Market under the stock symbol HHHH on July 17, 1996. Prior to that date, Omni Nutraceuticals was known as Surgical Technologies, Inc. with stock trading under the symbol SGTI. On August 20, 1999, Irwin Naturals/4Health, Inc. changed its name to Omni Nutraceuticals, Inc. and its stock symbol was changed to OMNT. The prior market performance history of Surgical has not been included herein because it does not reflect the results of the merger or the changed nature of Omni Nutraceuticals' business since the merger. The graph is based on daily total return figures from July 17, 1996 and month-end figures from July 30, 1996 through December 31, 1998.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          QUARTER END VALUES
          Omni Nutraceuticals  Nasdaq US Index  Nasdaq Pharmaceutical Index
7/17/96               $100.00          $100.00                      $100.00
9/30/96                $78.95          $113.16                      $113.64
12/31/96               $57.90          $118.73                      $110.25
3/31/97                $58.55          $112.29                      $104.70
6/30/97                $61.84          $132.88                      $113.03
9/30/97                $50.66          $155.35                      $126.80
12/31/97               $53.95          $145.69                      $113.92
3/31/98                $48.68          $170.39                      $125.14
6/30/98                $74.35          $175.04                      $115.81
9/30/98                $52.63          $158.12                      $109.25
12/31/98               $50.00          $205.12                      $144.82

                                 OTHER MATTERS

    The Board of Directors of Omni Nutraceuticals knows of no matters other than the foregoing to be brought before the Meeting. However, the enclosed Proxy gives discretionary authority in the event that any additional matters should be presented.

    The Annual Report of Omni Nutraceuticals for the fiscal year ended
December 31, 1998 was previously mailed to shareholders on or about August 15, 1999 and contains Omni Nutraceuticals' financial statements for the year ended December 31, 1998. A copy of the Annual Report to Shareholders and the Form 10-K, the Annual Report filed by Omni Nutraceuticals with the Securities and Exchange Commission, will be furnished without charge to any shareholder who requests it in writing from the Secretary of Omni Nutraceuticals at the address noted on the first page of this Proxy Statement.

                             SHAREHOLDER PROPOSALS

    The rules of the Securities and Exchange Commission permit shareholders of the Company, after timely notice to the Company, to present proposals for shareholder action in the Company's proxy statement and proxy relating to the 2000 Annual Meeting of Shareholders which is currently scheduled to be held in the last week of May, 2000. If any shareholder intends to present a proposal for consideration at the 2000 Annual Meeting of Shareholders, such proposal must be received by the Secretary of Omni Nutraceuticals on or before January 14, 2000 for inclusion in Omni Nutraceuticals' proxy statement for such Meeting. In order to be included in the proxy statement and proxy such shareholder proposal must meet the requirements of Securities and Exchange Commission Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

THE ENCLOSED PROXY SHOULD BE COMPLETED, DATED, SIGNED AND RETURNED IN THE ENCLOSED POSTAGE-PAID ENVELOPE, PROMPT MAILING OF THE PROXY WILL BE APPRECIATED.

                                          By Order of the Board of Directors

                                          Corey Fischer
                                          SECRETARY

                                                                       EXHIBIT A

                           OMNI NUTRACEUTICALS, INC.
                         LONG-TERM STOCK INCENTIVE PLAN

 1. PURPOSE. The purpose of the Omni Nutraceuticals, Inc. Long-Term Stock Incentive Plan (the "Plan") is to promote the interests of Omni Nutraceuticals, Inc. ("Omni") and its shareholders by strengthening the ability of the Company (as hereinafter defined) to attract and retain directors, officers, and key employees, and certain other individuals whom the Company deems can render a valuable contribution to the direction and success of the Company's efforts by helping create an entrepreneurial environment in which such individuals are encouraged to maximize shareholder value. The Plan permits the granting of Incentive Stock Options, Nonqualified Stock Options, Reload Options, Restricted Stock, and Performance Units, all as hereinafter defined.

 2.  DEFINITIONS; CONSTRUCTION.

    (a) As used in the Plan the defined terms "Plan", and "Company" shall have the meanings ascribed to them above and the following defined terms shall have the following meanings:

         (i) "Affiliate" shall mean any parent corporation or subsidiary corporation of Omni as defined in sections 425(e) and (f) of the Code as the same may be in effect from time to time.

         (ii) "Agreement" shall mean an agreement between the Company and a participant setting forth the terms and conditions of an Award.

        (iii) "Award" shall mean an Incentive Stock Option, Nonqualified Stock Option, Reload Option, Restricted Stock or Performance Unit as described in and granted under the Plan.

         (iv) "Board" shall mean the Board of Directors of Omni.

         (v) "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (vi) "Committee" shall mean the Administration Committee of the Board, as the same may be constituted from time to time.

        (vii) "Common Stock" shall mean shares of capital stock of Omni designated as "Common Stock" pursuant to Omni's Articles of Incorporation.

       (viii) "Company" shall mean Omni and its Affiliates.

         (ix) "Fair Market Value" shall mean the average of the highest and lowest quoted selling price of a share of Common Stock as reported on the composite tape for securities listed on such national securities exchange on which the Common Stock is then listed for trading as may be designated by the Committee or in the event that the Common Stock is not listed for trading on a national securities exchange but is quoted on an automated quotation system, on such automated quotation system, or in the event that the Common Stock is not quoted on an automated quotation system, the average of the highest bid and lowest asked price of share of Common Stock as quoted by a member firm of the National Association of Securities Dealers, Inc., in any such case on the valuation date or, if there were no sales on the valuation date, the average of the highest and the lowest quoted selling prices or bid and asked prices as reported on said composite tape or automated quotation system or by such member firm, as the case may be, for the most recent day during which a sale occurred.

         (x) "Incentive Stock Option" shall mean an option granted pursuant to the provisions of this Plan that meets the requirements of section 422 of the Code, as the same may be in effect from time to time.

         (xi) "Non Employee Director" shall mean any member of the Board of the Company who is not also an employee of Company.

        (xii) "Nonqualified Stock Option" shall mean any option granted pursuant to the provisions of the Plan that is not an Incentive Stock Option.

       (xiii) "Performance Unit" shall mean a grant described in section

        (xiv) "Reload Option" shall mean any Nonqualified Stock Option granted pursuant to the provisions of section 6(i).

        (xv) "Restricted Stock" shall mean any stock delivered subject to the restrictions set forth in section 7.

        (xvi) "Stockholder Employee" shall mean, any employee owning stock (using the attribution rules of section 425(d) of the Code, as the same may be in effect from time to time) possessing more than 10% of the total combined voting power of all classes of stock the Company or any of its Affiliates.

    (b) References in the Plan to sections are to sections of the Plan unless otherwise indicated. The words "hereof," "herein," "hereunder," and comparable terms refer to the entirety of the Plan and not to any particular section or other subdivision hereof. Words in the singular include the plural and vice versa. Words in the masculine gender shall include the feminine and neuter and vice versa. The word "or" is not exclusive. The word "including" shall be deemed to mean "including, without limitation." The section headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of the Plan.

 3. STOCK AVAILABLE UNDER THE PLAN. The stock subject to Awards shall be Common Stock. Subject to adjustment as provided in section 9, the total number of shares of Common Stock with respect to which Awards may be granted may equal but shall not exceed <#>1,625,000</#> 4,500,000 shares; (provided, however, the maximum number of shares that may be available for Awards to directors of the Company under this Plan shall be limited to
     <#>1,225,000</#> 3,392,308; and, provided, further, that the maximum number of shares that shall be available for Awards to Non-employee Directors is limited to <#>60,000</#> 1,000,000. For purposes of computing the number of shares of Common Stock available for Awards at any time, there shall be debited against the total number of shares (i) the number of shares of Common Stock issuable upon exercise of any options, (ii) the number of shares of Restricted Stock awarded, and (iii) and the maximum number of shares of Common Stock that may be issued under Performance Unit Awards. Any shares represented by Awards which are canceled, forfeited, terminated or expire unexercised shall again be available for grant and issuance under the Plan.

 4. PARTICIPANTS. Persons eligible for Awards under the Plan shall be limited to such key employees of the Company, including directors of the Company, who have substantial responsibility in the direction and management of the company and certain other individuals who, while not employees of the Company, are identified by the Committee or the Board as persons who can render a valuable contribution to the direction and success of the Company's efforts. Except in the case of Non-employee Directors, the Committee shall have the sole discretion to select those persons eligible for Awards. Non-employee Directors shall be eligible to participate in the Plan only to the extent provided in section 5.

 5.  NON-EMPLOYEE DIRECTOR AWARDS.

    (a) Upon assuming office, each Non-employee Director shall be granted a Nonqualified Stock Option to acquire 5,000 shares of Common Stock at an exercise price equal to 100% of the Fair Market Value of such Common Stock on the date of grant.

    (b) The Nonqualified Stock Options to be granted to all Non-employee Directors upon assuming office shall become exercisable one-half upon completion of one year of service as a director and the remaining balance upon completion of two years service as a director after such Option is granted (subject to the provisions of section 10) and shall expire five years from the date the Option is granted (the "Option Period"), unless ended sooner due to termination of service or death or disability of the optionee or if fully exercised prior to the end of such Option Period. If the directorship of an optionee is terminated within the Option Period for any reason other than (i) death or disability or (ii) on account of any act of (1) fraud or intentional misrepresentation, or (2) embezzlement, misappropriation or conversion of assets or opportunities of the Company (any such act resulting in the automatic termination of the Option), the Option may be exercised, to the extent the optionee was able to do so at the date of termination of the directorship, within three months (or such longer period as the Board may determine, but not to exceed one year) after such termination (if otherwise within the Option Period), whether or not one year of service as a director has elapsed, by the executor or administrator of the estate of the optionee, or by the legal representative of an incapacitated director, or by the person or persons who shall have acquired the Option directly from the optionee by a bequest or pursuant to the laws of descent or distribution or pursuant to a qualified domestic relations order.

    (c) The Nonqualified Stock Options granted to Non-employee Directors shall be exercisable in the manner provided in section 6(d); shall be non-transferable except as provided in section 6(f); shall not confer any rights as a stockholder as provided in section 6(j); and shall not give rise to any right to receive fractional shares as provided in section 6(k).

 6. TERMS AND CONDITIONS OF OPTIONS. Options granted pursuant to the Plan shall be evidenced by Agreements in such form, not inconsistent with the Plan, as the Committee shall determine. The following terms and conditions shall apply to all Incentive Stock Options, Nonqualified Stock Options and Reload Options.

    (a) OPTION PRICE. The Committee shall determine the option price of all Nonqualified Stock Options and all Incentive Stock Options; provided, however, in case of Incentive Stock Options, the option price shall not be less than the Fair Market Value of the Common Stock on the date the Option is granted and, provided further, that in the case of an individual who is a Stockholder Employee on the date of grant, the option price of an Incentive Stock Option shall be at least 110% of the then Fair Market Value of the Common Stock.

    (b) OPTION TERM. The Committee shall determine the expiration date of a Nonqualified Stock Option and an Incentive Stock Option; provided however, in the case of Incentive Stock Options, the term shall expire not later than one day prior to the end of ten years after the date the option was granted, and, provided, further, that Incentive Stock Options granted to employees who are Stockholder Employees on the date of grant shall expire no later than one day prior to the end of five years after the date of grant. Options may terminate earlier as provided herein.

    (c) EXERCISE OF OPTIONS. The Committee shall determine when Incentive Stock Options and Nonqualified Stock Options are exercisable, in whole or in part, provided, however, that under no circumstances will an option be exercisable within six months (or such greater or lesser period prescribed or permitted by any applicable rule promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including without limitation Rule 16(b)-3), as in effect from time to time, from its date of grant. Options may be exercised at an earlier date as provided herein.

    (d) MANNER OF EXERCISE. Each Agreement shall specify whether, upon exercise of Options, shares of Common Stock shall be paid for in full with
        (i) cash (including a certified or official bank check or the equivalent acceptable to Omni), (ii) the equivalent Fair Market Value of shares of Common Stock, properly endorsed, (iii) the equivalent fair market value of any other property acceptable to Omni, or (iv) any combination of (i), (ii), or (iii). Options may be exercised by written notice to Omni in the manner provided in the applicable Agreement, accompanied by payment of the exercise price in the manner provided in the applicable Agreement or in such other manner as may be acceptable to the Committee, in its absolute discretion In the event the Common Stock issuable upon exercise of an option is not registered under the Securities Act of 1933, as amended (the "Securities Act"), then Omni will require that the registered owner deliver an investment representation in form acceptable to Omni and its counsel and Omni will place a legend on the certificate for such Common Stock restricting the transfer of the same.

    (e) LIMITATION ON AMOUNT. In the case of Incentive Stock Options only, no employees may be granted Incentive Stock Options to the extent the aggregate Fair Market Value (as of the date of grant) of the Common Stock subject to Incentive Stock Options that are first exercisable during any calendar year exceeds $100,000.

    (f) NON-TRANSFERABILITY. All options granted under this Plan shall be non-assignable and non-transferable otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order. During the lifetime of the optionee, the option is exercisable only by him, or, in the case of his incapacity, by his legal representative.

    (g) TERMINATION OF EMPLOYMENT. In the case of Nonqualified Stock Options, the Committee shall determine the applicable provisions for death, disability and termination of employment. In the case of Incentive Stock Options, (i) on termination of an optionee's employment with the Company other than by reason death or disability, the optionee shall have the right to exercise his then outstanding Incentive Stock Options within three months of such termination to the extent he was entitled to exercise the same immediately prior to termination; and (ii) on termination of employment by reason of death or disability within the meaning of section 22(e)(3) of the Code, as the same may be in effect from time to time, the optionee, his estate, personal representative, or beneficiary shall have the right to exercise his then outstanding Incentive Stock Options at any time within 12 months from the date of death or termination of employment by reason of disability for the full number of shares subject to Incentive Stock Options at the date of termination of employment by reason of death or disability, irrespective of any vesting provisions except in the first sentence of section
        6(c) above.

    (h) TIME OF GRANT. The grant of an option shall occur only when a written Agreement shall have been duly executed and delivered by or on behalf of Omni and the employee to whom the option is granted.

    (i) RELOAD OPTIONS. If the applicable Agreement so provides or upon the approval of the Committee at the time of exercise of an Option, in the event an optionee exercises a Nonqualified Stock Option by payment of all or a portion of the exercise price with shares of Common Stock which the optionee has owned for at least six months, the optionee may receive a Reload Option in the form of a new Nonqualified Stock Option to purchase a number of shares of Common Stock equal to the number of shares of Common Stock used in payment of the exercise price of the original option.

    (j) NO STOCKHOLDER RIGHTS. Nothing contained in the Plan or in any Agreement shall be construed to confer upon the holder of any option the right to vote or to receive dividends or subscription rights, or to consent or to receive notice as a stockholder in respect of the meetings of stockholders of Omni or the election of directions of Omni or any other matter, or any other rights whatsoever as a stockholder of Omni.

    (k) NO FRACTIONAL SHARES. Omni shall not be required to issue fractional shares of Common Stock upon exercise of any options.

 7. RESTRICTED STOCK. Except as otherwise provided herein, the Committee shall have the sole discretion to determine the restrictions that shall apply to each award of Restricted Stock hereunder (including, without limitation, the time and manner of voting, provisions applicable on death, disability or by the grantee). Any such restrictions shall be embodied in the applicable Agreement and in a legend placed on the certificate for Restricted Stock. As soon as practicable following a grant of Restricted Stock, Omni shall transfer to the name of the grantee any and all awarded shares. A certificate or certificates for all shares of Restricted Stock registered the name of a grantee shall be promptly drawn and held for the grantee by Omni. The grantee shall thereupon be a stockholder and shall have all the rights of a stockholder with respect to such shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such shares. As the restrictions specified by the Committee and as set forth in the applicable Agreement are released, a certificate (without the legend described above) for the number of shares with respect to which restrictions have been released will be delivered to the grantee as soon as practicable. Any new, additional, or different securities, cash, or other property the grantee may become entitled to receive shall be subject to he same restrictions applicable to the Restricted Stock with respect to which such new, additional, or different securities or property are received. Shares of Restricted Stock may not be sold, exchanged, transferred, pledged, hypothecated, or otherwise disposed of until such time as the stated restrictions lapse.

 8. PERFORMANCE UNITS. The Committee may grant Performance Units entitling the holder to receive a fixed or variable number of share-denominated units subject to such conditions of vesting and time of payment as the Committee may determine and as set forth in the applicable Agreement. Performance Units may be paid in cash or in a combination of cash and shares of Common Stock, as the Committee shall determine. Such Performance Units shall represent an unsecured and unfunded promise to pay the Fair Market Value of the shares of Common Stock represented by the Units and the holder shall have no rights other than as a general creditor of the Company. Performance Units may not be sold, exchanged, transferred, pledged, hypothecated, or otherwise disposed of except as provided in the applicable Agreement.

 9.  RECAPITALIZATION OR REORGANIZATION

    (a) The aggregate number of shares of Common Stock for which Awards may be granted under the Plan, the number of shares covered by outstanding Awards and Awards to be granted to Directors and Non-employee Directors, and the exercise price per share for each outstanding option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from the subdivision or consolidation of shares, or the payment of a stock dividend after the effective date of the Plan, or other increase or decrease in such shares effected without receipt of consideration by Omni; provided, however, that any adjustment to Awards resulting in the right to receive fractional shares shall be eliminated.

    (b) If Omni shall at any time merge or consolidate with or into another corporation, the holder of each Award will thereafter receive, upon exercise or transfer of shares, the securities or property to which a holder of an equivalent number of shares of Common Stock would have been entitled upon such merger or consolidation as may be necessary to assure that the provisions this Plan shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter deliverable. A sale of all or substantially all of the assets of Omni for a consideration (apart from the assumption of obligations) consisting primarily of securities shall be deemed a merger or consolidation for the foregoing purposes.

10. CHANGE IN CONTROL. Notwithstanding any provision in the Plan to the contrary, but subject to the first sentence of section 6(c) hereof,
     (i) each option granted under the Plan shall become immediately exercisable in whole or in part, at the election of the optionee, (ii) the restrictions applicable to each share of Restricted Stock shall immediately lapse, and
     (iii) payment of Performance Units shall be immediately due upon the occurrence of an event which constitutes a change in control of Omni. For purposes of this section 10, a "change in control of Omni" shall mean a change in control of a nature that would be required to be reported in response to Item 1 of Form 8-K promulgated under the Exchange Act or a sale of all or substantially of all the assets of the Company; provided that, without limitation, such a change in control shall be deemed to have occurred if:

    (a) any "person" (as such term in used in sections 13(d) and 14(d) of the Exchange Act), other than Omni or any person who on the effective date of the Merger is an officer or director of Omni, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as such Rule is in effect from time to time), directly or indirectly of securities of Omni representing 30% or more of the combined voting power of Omni's then outstanding securities, unless such a person owns, directly or indirectly, as of such effective date of the Merger, more than 25% of the combined voting power of Omni's then outstanding securities, in which case, if any such person (a "Major Stockholder") becomes the beneficial owner, directly or indirectly, of 33 1/3% or more of the combined voting power of Omni's then outstanding securities (otherwise than pursuant to the Merger); provided, further, however, that acquisition of 33 1/3% or more of such combined voting power shall not constitute a "change in control of Omni" if (1) such combined voting power does not exceed 37 1/2% or more of the combined voting power of Omni's then outstanding securities, or (2) either (i) any such increase in a Major Stockholder's beneficial ownership results from redemption or purchase by Omni of its securities, or (ii) the Board, by vote of a majority of the full Board, in good faith, determines (hereinafter referred to as a "Determination") both (X) that such acquisition does not constitute, in fact, a change in control of Omni and (Y) that such Major Stockholder does not and cannot then control Omni; or (iii) any such shares were acquired in the Merger; and

    (b) during any period of two consecutive years prior to the date of such Determination, individuals who at the beginning of such period constituted the Board cease for any reason to constitute a least a majority thereof, unless the election of such director who was not a director at the beginning of such period has been approved in advance by directors representing at least a majority of the directors then in office who were directors at the beginning of the Period.

11.  ADMINISTRATION

    (a) The Plan shall be administered by the Committee. The Committee shall consist of at least two (2) directors, appointed by the Board, who are "disinterested persons" within the meaning of Rule
        16b-3(c)(2)(i) promogulated under the Exchange Act, as such Rule or any other comparable Rule may be in effect from time to time, such that during the one year period prior to becoming a member of such Committee and during such service as a Committee member, respectively, he will not have been granted and will not be granted options, Restricted Stock, Performance Units, or other equity securities of the Company under any other plan of the Company, except pursuant to a "formula plan" as defined in Rule 16b-3(c)(2)(ii) promogulated under the Exchange Act, as such Rule or any other comparable Rule may be in effect from time to time (including, for this purpose, an Award pursuant to Section 5). The Board may from time to time remove members from or add members to the Committee. Vacancies in the Committee, however, caused, shall be filled by the Board. The Committee shall select one of its members chairman and shall hold meetings at such time and places as it may determine. The Committee may appoint a secretary and, subject to the provisions of the Plan and to policies determined by the Board, may make such rules and regulations for the conduct of its business as it shall deem advisable. A majority of the Committee shall constitute a quorum. All actions of the Committee shall be take by a majority of its members. Any action may be taken by a written instrument signed by a least a majority of the members or at a meeting conducted by means of telephone or similar communications equipment pursuant to which all persons participating in the meeting can hear each other, and action so taken shall be as fully effective as if it had been taken at a meeting duly called and held.

    (b) Subject to the express terms and conditions of the Plan, the Committee shall have full power to make Awards, to construe or interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations necessary or advisable for its administration.

    (c) Except as otherwise provided herein, the Committee may determine which persons shall be granted Awards and the number of shares subject to Awards and the time at which Awards shall be made.

    (d) The Committee shall report to the Board the names of persons granted Awards, the number of shares involved, and the terms and conditions of each Award.

    (e) No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option or award and service on the Committee shall constitute service as a director, entitling such Committee member to indemnification and reimbursement for such service to the same extent as for service rendered as a director.

12. TAX WITHHOLDING. The Committee may require any person entitled to receive payment in respect of an Award to remit to the Company, prior to such payment, an amount sufficient to satisfy any Federal, state or local tax withholding requirements. The Committee shall also have the exclusive right to permit an individual to satisfy, in whole or in part, such obligation to remit taxes by directing the Company to withhold shares of Common Stock that would otherwise be received by such individual, pursuant to such rules as the Committee may determine from time to time in compliance with the provisions of Rule 16b-3(e) promulgated under the Exchange Act, as such Rule or any other comparable Rule may be in effect from time to time.

13. EFFECTIVE DATE AND TERMINATION. This Plan shall become effective immediately on adoption by the Board. However, any Awards under the Plan shall be conditioned on the approval of the Plan within 12 months after adoption by the Board by holders of a majority of the issued and outstanding shares of Common Stock in attendance, in person, or by proxy at a meeting of shareholder. This Plan shall terminate on March 1, 2006, but the Board of Directors may terminate the Plan at any time prior thereto. Termination of the Plan shall not alter or impair, without the consent of the optionee or grantee, any of the rights or obligations and any Award made under the Plan.

14. AMENDMENTS. The Board may from time to time alter, amend, suspend or discontinue the Plan; provided, however, that no such action of the Board may alter the provision of the Plan so as to alter any outstanding Awards to the detriment of the optionee or grantee without his consent, and, no amendment to the Plan shall be made without stockholder approval which shall (i) increase (except as provided in section 9) the total number of shares reserved for issuance pursuant to the Plan; (ii) change the class of individuals entitled to participate under the Plan; or (iii) withdraw the administration of the Plan from a committee consisting of at least two "disinterested persons" as defined in section 11(a). The Committee may from time to time, alter, amend, cancel, or terminate any outstanding award, in any manner not inconsistent with the Plan; provided, however, that no such action of the Committee may alter, amend, cancel, or terminate an Award to the detriment of the optionee or grantee without his consent, including (i) to change the date or dates as of which an Award become exercisable, is deemed earned, or becomes non-forfeitable, or (ii) to cancel and reissue an Award under such different terms and conditions as the Committee determined appropriate. The provisions of section 5 of the Plan may not be amended more than once every six months except to comport with changes to the Code, the Employee Retirement Income Security Act, or the rules thereunder. Notwithstanding anything in the Plan to the contrary, the Board shall have the power to amend the Plan to conform the Plan to all applicable requirements of law.

15. NO RIGHT TO EMPLOYMENT. No person shall have any claim or right to receive grants of Awards under the Plan. Neither the Plan, the grant of Awards under the Plan, or any action taken or omitted to be taken under the Plan shall be deemed to create or confer on any employee any right to be retained in the employ of the Company or to interfere with or to limit in any way the right of the Company to terminate the employment of such individual at any time.

16. REGISTRATION. There shall be no obligation or duty for Omni to register under the Securities Act or any state securities law at any time the Awards that may be granted hereunder or the Common Stock that may be issuable upon grant or exercise of such Awards. Omni shall not be required be issue or deliver any shares of stock prior to completion of such registration or other qualification of such shares under any state or Federal law, rule, or regulation as Omni shall determine to be necessary or desirable.

                           OMNI NUTRACEUTICALS, INC.
                              (A UTAH CORPORATION)

             COMMON STOCK PROXY FOR THE SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD DECEMBER 22, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints R. Lindsey Duncan and Louis Mancini, and either of them, attorneys and proxies, with full power of substitution, and authorizes them to vote all shares of Common Stock, $.01 par value ("Common Stock") of Omni Nutraceuticals, Inc. (the "Company") held of record by the undersigned on November 5, 1999, at the Special Meeting in Lieu of Annual Meeting of Shareholders to be held at the Company's offices located at 5310 Beethoven Street, Los Angeles, CA 90066, on Wednesday December 22, 1999 at 10:00 AM, Pacific Standard Time, and any adjournments thereof, on the matters set forth on the reverse side.

  THE MATTERS TO BE VOTED UPON, THE INSTRUCTIONS AND A SPACE FOR YOUR VOTE AND
                         SIGNATURE ARE SET FORTH BELOW

                     PLEASE VOTE, SIGN AND RETURN PROMPTLY.

    If this proxy is properly executed, the shares of Common Stock represented thereby will be voted in accordance with the instructions on this proxy. IF NO INSTRUCTIONS ARE GIVEN, SUCH SHARES WILL BE VOTED FOR THE RATIFICATION OF THE DELETION OF SECTION 3.14 FROM THE COMPANY'S BYLAWS; FOR THE ELECTION OF THE NOMINEE FOR DIRECTOR; FOR THE RATIFICATION OF THE AMENDMENTS TO THE COMPANY'S LONG TERM STOCK INCENTIVE PLAN INCREASING THE NUMBER OF SHARES AVAILABLE FOR GRANT THEREUNDER TO 4,500,000, INCLUDING 1,000,000 FOR NON-EMPLOYEE DIRECTORS; FOR THE RATIFICATION OF THE SELECTION OF ARTHUR ANDERSON LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999, AND IN THE DISCRETION OF THE PROXIES UPON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Proposal 1.  The ratification of an amendment to Article III of the
             Company's Bylaws eliminating Section 3.14 providing for an
             Executive Committee of the Board of Directors;
                                        / / FOR                           / / AGAINST                           / / ABSTAIN
Proposal 2.  The election of Mr. Santo P. Panzarella as a Class III director to serve a three-year term until the 2002 Annual
             Meeting of Shareholders, and until his successor has been
             elected and qualified;
             / / FOR THE NOMINEE                        / / WITHHOLD VOTE
             FOR THE NOMINEE

Proposal 3.  The ratification of amendments to the Company's Long Term
             Stock Incentive Plan to increase the number of shares of
             Common Stock that may be awarded under the Plan to 4,500,000 shares with proportional increases to the number of shares of Common Stock that can be awarded to officers and
             directors including an increase to 1,000,000 shares that may be awarded to non-employee directors;
                                        / / FOR                           / / AGAINST                           / / ABSTAIN
Proposal 4.  The ratification of the appointment of Arthur Anderson LLP as the Company's independent auditors for the fiscal year
             ended December 31, 1999;
                                        / / FOR                           / / AGAINST                           / / ABSTAIN

And, in their discretion, upon such other matters as may properly come before the Meeting or any adjournment or adjournments thereof.

    Receipt is acknowledged of the Proxy Statement dated December 7, 1999.

                                      THIS PROXY MUST BE MARKED, DATED AND
                                      SIGNED BY THE STOCKHOLDER(S) EXACTLY AS
                                      HIS, HER OR ITS NAME APPEARS HEREON, AND
                                      RETURNED PROMPTLY IN THE ENCLOSED
                                      ENVELOPE. EXECUTORS, ADMINISTRATORS,
                                      TRUSTEES, ETC., SHOULD GIVE FULL TITLE AS
                                      SUCH. IF THE SIGNER IS A CORPORATION,
                                      PLEASE SIGN FULL CORPORATE NAME BY A DULY
                                      AUTHORIZED OFFICER. IF SHARES ARE HELD BY
                                      JOINT TENANTS OR AS COMMUNITY PROPERTY,
                                      BOTH SHOULD SIGN.

                                      SIGNATURE: _______________________________

                                      SIGNATURE: _______________________________

                                      DATE: ____________________________________

       I PLAN TO ATTEND THE SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF
                  SHAREHOLDERS:         Yes / /         No / /

                            YOUR VOTE IS IMPORTANT!